                                                                    EXHIBIT 8.1

                                 July 23, 1998



Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama  35203
Attention:  Chairman and Chief Executive Officer

Community Financial Corporation
620 Fontaine Road, S.W.
Mableton, GA
Attention:  Chief Executive Officer

          Re: Agreement and Plan of Merger dated as of June 8, 1998 (the "Merger Agreement") between Community Financial Corporation ("CFC"); and Alabama National BanCorporation ("ANB"); which provides for the merger of CFC with and into ANB

Gentlemen:

  This letter is in response to your request that we provide you with our opinion with respect to certain of the federal income tax consequences of consummation of the transactions set forth in the Merger Agreement. In rendering this opinion, we have relied upon the facts presented to us in (i) the Merger Agreement and (ii) the Proxy Statement and Prospectus filed with the Securities and Exchange Commission as part of ANB's Registration Statement on Form S-4, including the exhibits thereto. Additionally, we have relied upon the representations of management of CFC and management of ANB set forth in certificates of officers of those entities, copies of which are attached hereto as Exhibits A and B, respectively. In the aggregate, the facts relied upon are as set forth in the section of this letter denominated "FACTS."

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 2


  In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

  We have assumed that the stockholders of CFC approve the Merger Agreement in accordance with the law of Georgia, its state of incorporation. We have assumed that the transactions contemplated by the Merger Agreement, will qualify as statutory mergers under Delaware and Georgia law.

                                 FACTS
                                 -----

  ANB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal executive office located in Birmingham, Alabama. It presently has 17,500,000 authorized shares of common capital stock, $1.00 par value per share ("ANB Common Stock"), of which 9,208,033 shares were issued and outstanding as of June 30, 1998. Additionally, ANB has 100,000 authorized shares of preferred stock, $1.00 par value per share, none of which were issued and outstanding as of June 30, 1998. Since June 30, 1998, there has been no change in the issued and outstanding ANB Common Stock (except (i) as will be effected by the transactions described herein, and (ii) for insignificant changes occurring in the ordinary course of business), and none of the preferred shares have been issued.

  CFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with its principal executive offices located in Mableton, Georgia. As of December 31, 1998, CFC had 10,000,000 authorized shares of common capital stock, each of which had a par value of $2.50 per share (the "CFC Common Stock"), of which 2,337,309 were issued and outstanding as of December 31, 1997. Additionally, CFC has 30,000 authorized shares of preferred stock, $100 par value per share, none of which were issued and outstanding as of December 31, 1997.

  CFC owns all the stock of Georgia State Bank, a Georgia state banking corporation ("Georgia State Bank").

  Numerous factors were considered by the boards of directors of CFC and ANB in approving and recommending to their respective shareholders the terms of the merger of CFC into ANB (the "Merger"). ANB's board of directors considered the information presented to the directors by the management of ANB concerning (i) the business, operations, earnings, asset quality, and financial condition of CFC, including the composition of the earning asset portfolio of CFC, (ii) the

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 3


financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of CFC, (iii) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of CFC Common Stock for ANB Common Stock for federal income tax purposes, (iv) the likelihood of the Merger being approved by the applicable regulatory authorities without undue conditions or delay, (v) the opportunity for reducing the non-interest expense of the operations of CFC and the ability of the operations of CFC after the Merger to contribute to the earnings of ANB, (vi) the attractiveness of the CFC franchise, the market potential of CFC and each of the markets in which it operates, and the compatibility of the franchise of CFC in north-central Georgia with the operation of ANB in its market, and (vii) the compatibility of the community bank orientation of the operations of CFC to that of ANB.

  The board of directors of CFC considered a number of factors and criteria regarding the potential benefit of the merger. Among these factors were (i) ANB's ability to provide additional financial services to the customers of Georgia State Bank, (ii) ANB's ability, due to its superior capitalization, to facilitate Georgia State Bank's addition of bank branches which would increase customer convenience, (iii) the impact of ANB's reputation as an owner and operator of community banks on Georgia State Bank's image as a community bank,
(iv) ANB's experience in owning and operating community banks and the value thereof to the Mableton, Austell, Powder Springs and Hiram, Georgia communities,
(v) ANB's commitment to use CFC as a platform to create a north-central Georgia network of community banks as an opportunity for the growth and enhancement of the Mableton, Austell, Powder Springs and Hiram, Georgia communities, (vi) ANB's reputation for maintaining continuity of qualified, local personnel in acquired banks, (vii) the marketability and liquidity of ANB's securities, (viii) the ability of ANB's growth potential to enhance shareholder value, and (ix) the overall ability of the Merger to enhance shareholder value.

  Additionally CFC's board of directors engaged Brown, Burke Capital Partners, Inc. ("Brown, Burke"), to provide its opinion with respect to the fairness of the consideration to be received by CFC's shareholders in connection with the Merger and related matters. As of July 22, 1998 Brown, Burke rendered its written opinion that, as of such date, the consideration to be received in the Merger Agreement was fair from a financial point of view to the holders of CFC Common Stock.

  Prior to the Merger, no CFC Common Stock will be held by CFC or any subsidiary thereof, or by ANB, any subsidiary thereof or any director or executive officer thereof, other than in a fiduciary capacity and, in the case of CFC, as treasury stock. Upon consummation of the Merger, each share of CFC Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by CFC

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 4


shareholders who perfect their dissenter's rights) shall cease to be outstanding and shall be converted into .351807 newly issued shares of ANB Common Stock.
The ANB Common Stock to be issued in the Merger will have been registered with the Securities and Exchange Commission under the Securities Act of 1933. The ratio for the exchange of shares of CFC Common Stock for ANB Common Stock was negotiated through arm's-length bargaining. Accordingly, the fair market value of the ANB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the CFC Common Stock surrendered in exchange therefor.

  Options to purchase shares of CFC Common Stock will be converted into options to purchase .351807 shares of ANB Common Stock for each share of CFC Common Stock subject to option. Additionally, shares of CFC Common Stock held by the Georgia State Bank Employee Stock Ownership Plan (the "ESOP") will be converted into the right to receive .351807 shares of ANB Common Stock.

  Each share of ANB Common Stock issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding from and after the effective time.

  As contemplated in the Merger Agreement, CFC will be merged into and become a part of ANB, which will be the surviving corporation. CFC's separate corporate existence will cease to exist upon consummation of the Merger. The Merger will be effected pursuant to the laws of the States of Georgia and Delaware. ANB, as the successor corporation, will acquire all of the assets of CFC (both net and gross) and assume all of CFC's liabilities. Both the fair market value and adjusted basis of the assets of CFC to be transferred to ANB will equal or exceed the sum of liabilities to be assumed by ANB, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of CFC to be assumed by ANB and the liabilities to which transferred assets of CFC are subject were incurred by CFC in the ordinary course of its business. CFC does not have any indebtedness of ANB, or any subsidiary or affiliate of ANB, that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction. Nor does ANB have any indebtedness of CFC, or any subsidiary or affiliate of CFC, that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 5


  ANB has no plan or intention to sell or otherwise dispose of any of the assets of CFC acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Merger, ANB will continue the historic business of CFC and use a significant portion of CFC's assets in such business, including the operation of the banking business of CFC conducted through Georgia State Bank. ANB has no plan or intention to liquidate Georgia State Bank, to merge Georgia State Bank into another corporation, or to cause Georgia State Bank to sell or otherwise dispose of any of the assets of Georgia State Bank, except for dispositions made in the ordinary course of business.

  No fractional shares will be issued in connection with the Merger. In the event that a fractional share is computed, the shareholder will receive cash in lieu thereof. The cash payment in lieu of fractional shares is solely for the purpose of avoiding the expense and inconvenience to ANB of issuing fractional shares and does not represent separately bargained-for consideration. No one holder of CFC Common Stock will receive cash greater than the average sales price of one full share of ANB Common Stock reported on the NASDAQ National Market during the ten trading days ending on the fifth business day prior to the effective date of the Merger, and in the aggregate the maximum amount of cash consideration that will be paid in the transaction to the holders of CFC Common Stock in lieu of fractional shares will not exceed the product of (i) the number of holders of CFC Common Stock on the effective date of the Merger, times (ii) the value of one full share of ANB Common Stock calculated as set forth above. The total cash consideration that will be paid in the Merger instead of issuing fractional shares is not expected to exceed one percent of the total consideration to be received. Any holder of CFC Common Stock who perfects his statutory dissenter's rights shall be entitled to receive the value of such shares in cash, as determined pursuant to the Georgia Business Corporation Code. In the event that Shareholders owning in excess of 7.5% of the outstanding shares of CFC Common Stock properly assert their dissenter's rights, ANB's Board of Directors may terminate the Merger Agreement.

  All ANB Common Stock to be received by CFC shareholders will be freely transferable, except for ANB Common Stock received by persons deemed to be "affiliates" of CFC who, under Rule 145 of the Securities Act of 1933, will be restricted as to future sales. As of the effective date of the Merger, each such affiliate will have entered into an agreement restricting resale of the ANB Common Stock.

  To the best knowledge of management of CFC, no CFC shareholder sold, exchanged, or otherwise dispose of any of such person's CFC Common Stock to ANB or a person related to ANB in anticipation of the Merger. ANB has no plan or intention to reacquire directly or indirectly through a related party any ANB Common Stock issued in the transaction.

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 6


  One of the present directors of CFC (either Roy E. Barnes or W. Ray Barnes) will be elected to the Board of Directors of ANB. No shareholder-employee of CFC will receive any consideration for the CFC Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered, and all compensation to such shareholder-employees for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

  ANB and CFC will each bear and pay costs and expenses incurred by it, or on its behalf, in connection with the Merger, including expenses of their respective accountants and counsel; provided that ANB will pay all expenses relating to filing, registration, printing and mailing fees associated with the Proxy Statement and Prospectus. Any costs and expenses incurred by a holder of CFC Common Stock will be for his own account and will not be paid by ANB or CFC.

  Neither ANB nor CFC are under the jurisdiction of a court in a Title 11 or similar case.

  As of March 31, 1998, the total consolidated assets of CFC, exclusive of cash, cash items (including receivables) and Government securities, were approximately $74,533,000. Of this amount, the total value of the assets held for investment constitutes approximately $2,778,000, of which approximately $733,000 consisted of stock and equity securities. As of the date hereof, there has been no substantial change in CFC's total assets, that portion of CFC's total assets held for investment or that portion represented by stock and securities.

  As of March 31, 1998, the total assets of ANB, exclusive of cash, cash items (including receivables) and Government securities, were $1,050,131,000. Of this amount, the total value of the assets held for investment constitutes $233,036,000 of which $38,879,000 consisted of stock and securities. As of the date hereof, there has been no substantial change in ANB's total assets, that portion of ANB's total assets held for investment or that portion represented by stock and securities.

                                 LEGAL ANALYSIS
                                 --------------

  Section 354(a)(1) of the Internal Revenue Code of 1986 (the "Code")/1/ provides that gain or loss will not be recognized to a transferor stockholder if stock or securities in a corporation that is a "party to a reorganization" are,

--------------------------
/1/  Statutory references are to the Code.
                                     ----

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 7


pursuant to a "plan of reorganization," exchanged solely for stock or securities in another corporation that is also a "party to the reorganization." The exchange to which section 354(a)(1) applies must be pursuant to a "plan of reorganization" and the stock and securities surrendered and received must be the stock and securities of corporations each of which is a "party to a reorganization" as those terms are defined in section 368. Treas. Reg. (S)1.354-1(a). Section 354(a)(2)(A) provides that the non-recognition rule of section 354(a)(1) will not apply if either (i) the principal amount of the securities received by the transferor exceeds the principal amount of the securities surrendered by the transferor, or (ii) securities are received by the transferor but no securities are surrendered by the transferor.



  Section 356(a)(1) provides that if the non-recognition rule of section 354(a)(1) would apply to an exchange except that money or "other property" is received by the transferor in addition to stock or securities in a corporation that is a "party to a reorganization," then gain will be recognized by the transferor to the extent of the money and fair market value of the "other property" received. If such an exchange has the effect of the distribution of a dividend, then each transferor that receives money or "other property" will have the gain to be recognized treated as a dividend to the extent of such transferor's ratable share of the earnings and profits of the corporation in which the transferor held stock. Code, (S)356(a)(2). Whether a distribution
                                  ----
has the effect of a dividend will be determined based upon principles developed under sections 356(a)(2) and 302 for determining dividend equivalency. Rev. Rul. 74-515, 1974-2 C.B. 118. In applying those principles in the context of section 356, one compares the interest the shareholder actually received in the acquiring corporation in the reorganization with the interest the shareholder would have received in the acquiring corporation if solely stock had been received. Commissioner v. Clark, 489 U.S. 726 (1989); Rev. Rul. 93-61, 1993-2 C.B. 118.

  The phrase "other property" does not include "securities" if such securities would be permitted to be received without the recognition of gain under the provisions of section 354. Code, (S)356(d)(2)(A). Further, if securities of a
                            ----
corporation that is "a party to a reorganization" are surrendered and securities of a corporation that is "a party to a reorganization" are received which exceed the principal amount of the securities surrendered, the term "other property" includes only the fair market value of the excess principal amount. Code,
                                                                     ----
(S)356(d)(2)(B).

  In a "reorganization" where cash is paid by the acquiring corporation that is not separately bargained for, but is in lieu of fractional share interests to which shareholders are entitled, such cash payment will be treated under section 302(a) as a redemption of the fractional share interest which will be treated as a distribution in exchange, provided that the redemption is not essentially equivalent to a dividend. Rev. Rul. 66-365, 1966-2 C.B. 116 amplified Rev. Rul. 81-18, 1981-1 C.B. 122; Rev. Rul. 69-34, 1969-1 C.B. 105. See also, PLR
9703019. The Internal Revenue Service (the "Service") will normally rule that a cash distribution in lieu of fractional share interests arising in a

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 8


"reorganization" will be in part or full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained-for consideration. Rev. Proc. 77-41, 1977-2 C.B. 574. See e.g. PLR 9701020.

  The term "reorganization" is defined in Section 368(a) and includes under
Section 368(a)(1)(A) a statutory merger or what is commonly referred to as an "A reorganization." See also, Treas. Reg. (S)1.368-2(b)(1).
                  --------

  In the present matter, CFC will merge into ANB in a statutory merger under the laws of the States of Georgia and Delaware. CFC shareholders will exchange their shares for ANB Common Stock. Only in the instance where a fractional share is computed will a CFC shareholder receive cash in lieu of a fractional share of ANB Common Stock. The distribution of cash, as opposed to the distribution of a fractional share of ANB Common Stock, is solely for the purpose of saving ANB the expense and inconvenience of issuing and transferring fractional shares of ANB Common Stock and is not separately bargained-for consideration.

  In the case of an exchange to which section 354 applies, the basis of the stock or securities received by the transferor, without the recognition of gain or loss, shall be the same as that of the stock or securities exchanged, decreased by (i) the fair market value of any "other property" and money received by the transferor and (ii) the amount of loss recognized by the taxpayer on the exchange, and increased by (x) the amount treated as a dividend and (y) the amount of gain recognized on the exchange, exclusive of the portion treated as a dividend. Code, (S)358(a)(1).
                        ----

  The holding period of stock of a corporation "a party to a reorganization" received by a transferor includes the period of time that the transferor held the stock of the other corporation "a party to the reorganization" if such stock constitutes a capital asset in the hands of the transferor. Code, (S)1223(1).
                                                             ----
Additionally, for this rule to apply the stock received must have the same basis, in whole or in part, as the stock exchanged. Generally, a capital asset will include all property held by a taxpayer exclusive of (i) stock in trade of a taxpayer or (ii) other property of a kind which would be properly includible in inventory. Code, (S)1221(1).
               ----

  In the present matter, a CFC shareholder will have a basis in the ANB Common Stock received equal to such holder's basis in the CFC Common Stock surrendered, decreased by the amount of any cash received in lieu of a fractional share of ANB Common Stock and increased by the amount of gain recognized as a result of receiving cash in lieu of a fractional share. Such CFC shareholder will include in the holding period of ANB Common Stock the holding period of such CFC

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 9


shareholder unless the CFC Common Stock was not considered as a capital asset in the hands of such holder.

  With respect to the tax treatment of a corporation that is "a party to a reorganization" which issues stock to a transferor of stock or securities in another corporation that is a "party to a reorganization," the basis of the property acquired shall be the same as the basis in the property surrendered increased by the amount of gain recognized by the transferor on such transfer. Code, (S)362(b).
----

  The term "party to a reorganization" is defined in sections 368(a) and 368(b). The term "plan of reorganization" is defined in the regulations promulgated under the authority of section 368.

  Two additional requirements for a "reorganization" are a "continuity of business enterprise" and a "continuity of interest" therein on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. Treas. Reg. (S)1.368-1(b).

  On January 3, 1997 the Service published a notice of proposed rulemaking relating to the "continuity of business enterprise" requirement. On January 23, 1998 the Service issued Treasury Decision 8760 modifying and making final new continuity of business enterprise regulations. These regulations are effective for transactions occurring after January 28, 1998. The "continuity of business enterprise" requirement is satisfied if the acquiring corporation either (i) continues the acquired corporation's historic business, or (ii) uses a significant portion of the acquired corporation's historic business assets in a business. Treas. Reg. (S)1.368-1(d)(2). With respect to continuing the historic business of the acquired corporation, the fact that the acquiring corporation is in the same line of business as the acquired corporation tends to establish the requisite business continuity. The acquired corporation's historic business is generally the business it has most recently conducted. If the acquired corporation has more than one line of business, continuity of business enterprise requires that only a significant line of business be conducted. Treas. Reg. (S)1.368-1(d)(3). With respect to the alternative of historic business assets continuity, it generally will be satisfied if the acquiring corporation utilizes a significant portion of the acquired corporation's historic business assets in a business. An acquired corporation's historic business assets are those assets used in its historic business. Whether a "significant" portion of the historic assets are used in a business is based upon the relative importance of the assets to the operation of the business. Treas. Reg. (S)1.368-1(d)(4).

  On December 23, 1996, the Service published a notice of proposed rulemaking relating to the "continuity of interest" requirement. By virtue of the same notice the revised regulations became effective for transactions occurring after

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page  10


January 28, 1998. The "continuity of interest" requirement is satisfied if there exists among the holders of the stock and securities of either (i) the acquired corporation or (ii) acquiring corporation, the requisite continuity of interest in the acquiring corporation. Treas. Reg. (S)1.368-1(e). For ruling purposes prior to the revised regulation, the Service had stated that the continuity of interest requirement would be satisfied if one or more shareholders of the acquired corporation acquire stock of the acquiring corporation, or a corporation controlling the acquiring corporation, that was equal in value to at least 50% of the value of all the outstanding stock of the acquired corporation on the date of the reorganization. Rev. Proc. 77-37, 1977-2 C.B. 568. See, J.E. Seagram Corp. v. Commissioner, 104 TC 100 (1995)
             ---
(discussion of judicial authority for less than 50%). Prior to the revised regulations, there was the further requirement that there not be an intent on behalf of the holders of the stock of the acquired corporation to dispose of the stock received from the acquiring corporation. The revised regulation has eliminated that requirement, at least as to third parties, and permits holders of acquired company stock to sell the stock received from the acquiring company, other than for sales to the acquiring company.

  In the present matter, ANB will both continue CFC's historic business and use a significant portion of CFC's historic business assets in such business. Additionally, former CFC shareholders will acquire in the aggregate ANB Common Stock equal in value to at least 50% of the value of all of the outstanding CFC Common Stock on the date of the reorganization, and there is no known intent to dispose of any ANB Common Stock to ANB or a party related to ANB.

  Additionally, for a transaction to qualify as a reorganization by virtue of a statutory merger, there must be a business purpose for the transaction. Treas. Reg. (S)(S)1.368-1(b); 1.368-2(b)(2). Whether a transaction has a business purpose is eventually a factual question with no mathematical safe-harbor available.

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 11


  In the present matter, ANB should be able by virtue of its size to realize certain economies of scale and be more competitive with regional and national providers of financial services. Additionally, holders of CFC Common Stock will receive in exchange for such shares a security registered under the Securities Act of 1933 issued by a company that reports under the Securities Exchange Act of 1934. Based upon similar facts, the Service has ruled in the past that a reorganization has occurred.

  Assuming that a "reorganization" occurs, a "party to a reorganization" includes both corporations in a transaction qualifying as a reorganization when one corporation acquires properties of another corporation and, in the case of a corporation controlling the acquiring corporation, such corporation where its stock is used in the acquisition. Treas. Reg. (S)1.368-2(f). A "plan of reorganization" is a consummated transaction specifically defined as a reorganization and is not itself a broadening of the term "reorganization." Treas. Reg. (S)1.368-2(g).

  Although not directly applicable to the present matter, the Service has held that the "solely for voting stock" requirement of Sections 368(a)(1)(B) and 368(a)(1)(C) will not be violated if the acquiring corporation pays expenses of the acquired corporation that are solely and directly related to the reorganization, but will be violated if the acquiring corporation pays the individual expenses of the stockholders of the acquired corporation. Rev. Rul. 73-54, 1973-1 C.B. 187; PLR 9701020. Even in statutory mergers, for ruling purposes, the Service required a representation that each party to the merger and the stockholders of the acquired corporation will pay their respective expenses, if any, incurred in connection with the transaction. Rev. Proc. 86-42, 1986-2 C.B. 722. The Service has stopped ruling on these types of transactions. Rev. Proc. 98-3, 1998-I.R.B. __ (Section 3.01(24)).

  Even though a transaction would otherwise meet all of the requirements for a "reorganization" as described before, a transaction will not be considered a "reorganization" if two or more parties to the transaction are "investment companies," at least as with respect to such "investment company." Code,
                                                                    ----
(S)368(a)(2)(F)(i). For this purpose, the term "investment company" means a "regulated investment company," a "real estate investment trust," or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making this calculation, stock and securities in any subsidiary are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary assets, considering for this purpose a corporation as being a subsidiary if another corporation owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding. Code,
                                                                   ----
(S)368(a)(2)(F)(iii). Additionally, in determining total assets, there is excluded cash and cash items (including receivables), government securities and

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 12


in certain instances other assets acquired.  Code, (S)368(a)(2)(F)(iv).  Assets
                                             ----
are held for investment if (i) they are held primarily for gain from appreciation in value, production of passive income or both and (ii) are not held primarily for sale to customers. Prop. Treas. Reg. (S)1.368-4(d)(1). Passive income includes interest income if such interest constitutes passive income for purposes of S corporation taxation. Prop. Treas. Reg. (S)1.368-4(d)(2). Interest income directly derived in the ordinary course of a trade or business of lending or financing does not constitute passive income. Treas. Reg.
(S)1.1362-2(c)(5)(iii)(B). Among the requirements to constitute a "regulated investment company," is that the company files with its return for the taxable year an election to be a "regulated investment company" or has made such election for a previous taxable year. Code, (S)851(d)(1). A similar requirement
                                      ----
is provided to constitute a "real estate investment trust."  Code, (S)856(c)(1).
                                                             ----

  In the present matter, neither ANB nor CFC has made an election to be taxed as a regulated investment company or a real estate investment trust. Accordingly, such entities can constitute an "investment company" only if 50% or more of the value of their respective assets are stocks and securities and 80% or more of the value of the total assets are held for investment. In making these calculations, cash, cash items (including receivables) and Government securities are excluded and stock and securities in a 50%-owned subsidiary are disregarded with the parent being deemed to own its ratable share of such subsidiaries' assets. Otherwise, a "security" includes obligations of state and local governments, commodity futures contracts, shares of regulated investment companies, real estate investment trusts and other investments constituting a security within the meaning of the Investment Company Act of 1940. In the present matter, neither ANB nor CFC meet the definition of an "investment company."

  With respect to CFC shareholders who elect to exercise their right to dissent to the Merger, cash received with respect to a dissenter's CFC Common Stock will be treated as received by the CFC shareholder in redemption of their CFC Common Stock, subject to the provisions and limitations of Section 302 of the Code.


                                 OPINION
                                 -------

  Based upon the facts set forth herein and assuming that the Merger will take place as described in the Merger Agreement and that the representations made by ANB and CFC are true and correct at the time of consummation of the Merger, it is our opinion that for federal income tax purposes:

       (i)   the Merger will constitute a reorganization within the meaning of
  Section 368 of the Code;

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 13


       (ii) ANB and CFC will each be a "party to a reorganization" within the meaning of (S)368(b) of the Code;

       (iii) no gain or loss will be recognized by ANB or CFC in the Merger;

       (iv) no gain or loss will be recognized by a CFC shareholder upon the exchange in the Merger of CFC Common Stock solely for shares of ANB Common Stock;

       (v) the basis of ANB Common Stock to be received in the Merger by a CFC shareholder will be the same as such person's basis in the CFC Common Stock exchanged therefor;

       (vi) the holding period of ANB Common Stock to be received in the Merger by a CFC shareholder will include the period during which such person held the CFC Common Stock exchanged therefor, provided that such CFC Common Stock was held as a capital asset immediately prior to the consummation of the Merger;

      (vii) the receipt of cash in exchange for a fractional share interest in a share of ANB Common Stock will be treated as received in exchange for such fractional share interest;

      (viii) no gain or loss will be recognized by ANB or CFC in connection with the reorganization; and

      (ix) the receipt of cash by a CFC shareholder, who exercises his or her rights to dissent, will be treated as received in exchange for such CFC Common Stock.

  The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court considering the issues. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out therein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date on which the proposed transaction is consummated. Our opinions

Alabama National BanCorporation
Community Financial Corporation
July 23, 1998
Page 14


cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate, or if any of the statements set out herein is, or later becomes, inaccurate. Finally, our opinions are limited to the federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed transaction. No opinion is expressed with respect to shareholders who are corporations, trusts, dealers in securities, financial institutions, insurance companies, tax exempt organizations, persons who are not United States citizens or resident aliens or domestic entities (partnerships or trusts), subject to the alternative minimum tax (to the extent that tax affects the tax consequences), or are subject to the "golden parachute" provisions of the Code (to the extent that tax affects the tax consequences); also shareholders who acquired CFC Common Stock pursuant to employee stock options or otherwise as compensation, who do not hold their shares as capital assets, or who hold their shares as part of a "straddle" or "conversion transaction."

  We consent to the use of this opinion as an exhibit to the Registration Statement (Registration No. _____________) filed be ANB relating to the proposed Merger and to the reference to us under the headings "RISK FACTORS - Tax Considerations," "THE MERGER -Federal Income Tax Consequences" and "LEGAL MATTERS" in the Proxy Statement and Prospectus included in the Registration Statement. This opinion is being provided solely for the use of ANB and CFC.
No other person or party shall be entitled to rely on this opinion.


                                Very truly yours,


                                /s/  Maynard, Cooper & Gale, P.C.

                                 EXHIBIT A
                                 ---------

                    STATEMENT OF FACTS AND REPRESENTATIONS
                    --------------------------------------


  This Statement of Facts and Representations is made on behalf of Georgia State Bank Corporation ("CFC") to Maynard, Cooper & Gale, P.C., and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Merger Agreement and Plan of Merger dated June 8, 1998, by and between CFC and Alabama National BanCorporation ("ANB"). Capitalized terms shall have the meaning assigned to them in the opinion of Maynard, Cooper & Gale, P.C. dated July 23, 1998, to ANB and CFC.

  1. Both the fair market value and adjusted basis of assets of CFC to be transferred to ANB will equal or exceed the sum of liabilities to be assumed by ANB, plus the amount of liabilities, if any, to which the transferred assets are subject.

  2. The ratio for the exchange of shares of CFC Common Stock for ANB Common Stock was negotiated through arm's-length bargaining. The fair market value of the ANB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the CFC Common Stock surrendered in exchange therefor.

  3. The liabilities of CFC to be assumed by ANB and the liabilities to which transferred assets of CFC are subject were incurred by CFC in the ordinary course of its business.

  4. To the best knowledge of management of CFC, there is no plan or intention by any CFC shareholder to sell, exchange, or otherwise dispose of such person's CFC Common Stock to ANB or a person related to ANB in anticipation of the Merger.

  5. CFC does not have any indebtedness of ANB or any subsidiary of ANB that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

  6. Any cost or expense incurred by a CFC shareholder will be for his own account and will not be paid by CFC.

  7. No shareholder-employee of CFC will receive any consideration for the CFC Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered and all compensation to such shareholder-employee for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

  8. CFC is not under the jurisdiction of a court in a Title 11 or similar case.

  9. As of March 31, 1998, the total consolidated assets of CFC, exclusive of cash, cash items (including receivables) and Government securities was approximately $74,533,000. Of this amount, the total value of the assets held for investments constitutes approximately $2,778,000, of which $733,000 consists of stock and equity securities.

  10. As of the date hereof, there has been no substantial change from March 31, 1998 in CFC's total assets or that portion of CFC's total assets represented by investment securities.

  11. Except as will be effected by the Merger, there has been no change in the issued and outstanding CFC Common Stock since June 30, 1998.

  12. CFC has not elected to be taxed as a regulated investment company or a real estate investment trust.

                                   COMMUNITY FINANCIAL CORPORATION

                                   By: /s/ Ken F. Thigpen
                                       -----------------------------
                                     Its: President
                                          --------------------------

                                 EXHIBIT B
                                 ---------

                    STATEMENT OF FACTS AND REPRESENTATIONS
                    --------------------------------------


  This Statement of Facts and Representations is made on behalf of Alabama National BanCorporation ("ANB"), to Maynard, Cooper & Gale, P.C., and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Merger Agreement and Plan of Merger dated June 8, 1998, by and between Community Financial Corporation ("CFC") and ANB. Capitalized terms shall have the meaning assigned to them in the opinion of Maynard, Cooper & Gale, P.C. dated July 23, 1998, to ANB and CFC.

  1. The ratio for the exchange of shares of CFC Common Stock for ANB Common Stock was negotiated through arm's-length bargaining. The fair market value of the ANB Common Stock and cash consideration in the case of fractional shares will be approximately equal to the fair market value of the CFC Common Stock surrendered in exchange therefor.

  2. Each share of ANB common stock (excluding shares held by stockholders who perfect their dissenter's right of appraisal as provided in the Merger Agreement) issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding from and after the effective time.

  3. ANB does not have any indebtedness of CFC or any subsidiary of CFC that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

  4. ANB has no plan or intention to sell or otherwise dispose of any of the assets of CFC acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business or for transfers to another corporation controlled by ANB. Following the Merger, ANB will continue the historic business of CFC and use a significant portion of CFC's assets in such business, including the operation of the banking business of CFC conducted through Georgia State Bank.

  5. ANB has no plan or intention to reacquire any ANB Common Stock issued in this transaction, and ANB has not acquired any CFC Common Stock prior to the Merger in anticipation of the Merger.

  6. None of ANB, its subsidiaries (other than in a fiduciary capacity), directors and executive officers owned on March 31, 1998 any CFC Common Stock.

  7. The payment of cash in lieu of fractional shares of ANB Common Stock is solely for the purpose of avoiding the expense and inconvenience to ANB of issuing fractional shares and does not represent separately bargained for consideration. The maximum amount of cash consideration that will be paid in the merger to the holders of CFC Common Stock in lieu of fractional shares will not exceed the product of (i) the number of holders of CFC Common Stock on the effective date of the Merger, times (ii) the value of one full share of ANB Common Stock. The total cash consideration that will be paid in the merger instead of issuing fractional shares is not expected to exceed one percent of the total consideration to be received.

  8. As of March 31, 1998, the total assets of ANB, exclusive of cash, cash items (including receivables) and Government securities were $1,050,131,000. Of this amount, the total value of the assets held for investment constitutes $223,036,000, of which $38,879,000 consists of stock and securities. As of the date hereof, there has been no substantial change in ANB's total assets, the portion of ANB's total assets held for investment, or that portion represented by stock and securities.

  9. ANB is not under the jurisdiction of a court in a Title 11 or similar case.

  10. ANB has no plan or intention to liquidate Georgia State Bank, to merge Georgia State Bank into another corporation, or to cause Georgia State Bank to sell or otherwise dispose of any of the assets of Georgia State Bank, except for dispositions made in the ordinary course of business.

  11. ANB has not elected to be taxed as a regulated investment company or a real estate investment trust.

                                ALABAMA NATIONAL
                                BANCORPORATION


                                By: /s/ James S. Parks, Jr.
                                    --------------------------------------------
                                  Its: Senior Vice President--Finance, Treasurer
                                       -----------------------------------------

                                      B-2